Exhibit 99.1

East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6800 Fax 626.817.8838

NewS Release

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda

Chief Financial Officer

(626) 768-6788

EAST WEST BANCORP COMPLETES $306.5 MILLION CAPITAL RAISE THROUGH THE U.S. TREASURY’S VOLUNTARY CAPITAL PURCHASE PROGRAM

Pasadena, CA – December 5, 2008 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, one of the nation’s premier community banks, announced today that it received $306.5 million in new capital through the U.S. Treasury’s Capital Purchase Program (CPP).

East West’s total risk-based capital ratio of 13.12% as of September 30, 2008 is already well above the regulatory requirement of 10.00% for a “well capitalized” institution. With this additional capital, East West’s total risk-based capital increased to 16.12%. Additionally, East West’s tangible equity to tangible assets ratio increased to 10.65%, from 7.95% as of September 30, 2008.

“In addition to our currently well capitalized position, the CPP funds will increase our capacity to lend and enhance our ability to support economic activity for the benefit of the markets we serve,” said Dominic Ng, Chairman, President and Chief Executive Officer of East West.  “We are pleased to be among the nation’s financially strong banks that have volunteered to participate in this vital stimulus effort.”

Under the terms of the Capital Purchase Program, EWBC issued to the United States Department of the Treasury, in exchange for aggregate consideration of $306.5 million, a total of 306,546 shares of Series B Fixed-Rate Cumulative Perpetual Preferred Stock with a $0.001 par value and a $1,000 per share liquidation preference, and a Warrant to purchase up to 3,035,109 shares of EWBC’s Common Stock at an exercise price of $15.15.

About East West

East West Bancorp is a publicly owned company, with $11.7 billion in assets, whose stock is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The company’s wholly owned subsidiary, East West Bank, is FDIC insured and the second largest independent commercial bank headquartered in Southern California with 72 branch locations. East West

Bank serves the community with 70 branch locations across Southern and Northern California and a branch location in Houston, Texas. East West Bank has three international locations in Greater China, including a full-service branch in Hong Kong and representative offices in Beijing and Shanghai. For more information on East West Bancorp, visit the company’s website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2007 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; and regional and general economic conditions.  Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.

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